SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	( I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) is being filed by Provident New York Bancorp (the “Company”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2012 in connection with the completion, on August 10, 2012, of the acquisition of Gotham Bank of New York (“Gotham”), a New York state-chartered banking corporation, by Provident Bank, the Company’s principal subsidiary. The Company is filing this Amendment solely to provide the historical unaudited financial information for Gotham and the unaudited pro forma financial information required under Item 9.01 of Form 8-K in connection with the completion of the acquisition. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The following unaudited financial statements of Gotham are attached hereto as Exhibit 99.1 and incorporated herein by reference:

•	Balance Sheet as of June 30, 2012;

•	Statements of Income for the six months ended June 30, 2012 and 2011; and

•	Statements of Cash Flows for the six months ended June 30, 2012 and 2011.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial information related to the Gotham acquisition is attached hereto as Exhibit 99.2 and incorporated herein by reference:

•	Introductory Paragraph;

•	Pro Forma Consolidated Condensed Balance Sheet as of June 30, 2012;

•	Pro Forma Consolidated Condensed Statements of Income as of fiscal year ended September 30, 2011 and for the period ended June 30, 2012; and

•	Explanatory Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: October 26, 2012	By:	/s/ Stephen V. Masterson
	Name:	Stephen V. Masterson
	Title:	EVP, Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this amendment:

99.1	Unaudited financial statements of Gotham Bank of New York as of June 30, 2012 and for the six months ended June 30, 2012 and 2011.

99.2	Unaudited pro forma consolidated condensed balance sheet of Provident New York Bancorp as of June 30, 2012, and unaudited pro forma consolidated condensed statements of income for the nine-months ended June 30, 2012 and for the year ended September 30, 2011.